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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our reports dated November 18, 1997 and September 18, 1997, for Kemper High Yield Fund and Kemper High Yield Opportunity Fund, respectively, in the Registration Statement (Form N-1A) of Kemper High Yield Series, and their incorporation by reference in the related prospectus and statement of additional information of Kemper Income Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 34 to the Registration Statement under the Securities Act of 1933 (File No. 2-60330) and in this Amendment No. 34 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-2786).




                                                      ERNST & YOUNG LLP




Chicago, Illinois
April 17, 1998